UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

SEARCHCORE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323
Tyler, TX 75708
 (Address of principal executive offices) (zip code)

(855) 266-4663
(Registrant’s telephone number, including area code)
_____________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreement

On September 8, 2014, we entered into a Consulting Agreement with a third party to provide consulting and advice related to potential partnerships, strategic contacts, joint ventures, corporate restructuring, and other business relationships, for a period of six months. Pursuant to the agreement, we agreed to issue to the consultant 3,333,333 shares of our common stock.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On September 9, 2014, we issued 350,000 shares of our common stock, restricted in accordance with Rule 144, to a third-party for services rendered pursuant to a professional services agreement. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the party was sophisticated and familiar with our operations, and there was no solicitation in connection with the offering.

On September 9, 2014, we issued 3,333,333 shares of our common stock, restricted in accordance with Rule 144, to a third-party for services rendered pursuant to the Consulting Agreement. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the party was sophisticated and familiar with our operations, and there was no solicitation in connection with the offering.

Convertible Notes

On September 8, 2014, we entered into a Securities Purchase Agreement and issued a Convertible Promissory Note to each of two investors. The Notes are each in the original principal amount of $35,000, pay interest at the rate of 8% per annum, and have a maturity date of September 7, 2015. The Notes may be prepaid by us at any time for a premium of 120% of the principal amount and any accrued and unpaid interest. The Notes are convertible into our common stock at the greater of (i) the Variable Conversion Price and (ii) the Fixed Conversion Price. The “Variable Conversion Price” shall mean 62% multiplied by the Market Price (as defined herein) (representing a discount rate of 38%), but no more than $0.06 per share. “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the five Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the VWAP value as posted on Bloomberg. The “Fixed Conversion Price” shall mean $0.0005. The shares of common stock issuable upon conversion of the Notes will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The purchase and sale of the Notes closed on September 9, 2014, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated thereunder. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Consulting Agreement dated September 8, 2014

10.2	Form of Securities Purchase Agreement dated September 8, 2014

10.3	Form of Convertible Promissory Note dated September 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchCore, Inc.

Dated: September 9, 2014	By:	/s/ James Pakulis
	Name:	James Pakulis
	Its:	President and Chief Executive Officer